                             medix.resources, inc.
                       Connecting the world of healthcare

FOR IMMEDIATE RELEASE   Contacts:   Investors:        Media:
                                   Andrew Brown      Robin Schoen
September 27, 2002                 646/414-1151      215/504-2122

                 MEDIX RESOURCES NAMES NEW CHAIRMAN OF THE BOARD
                 New Chairman Brings Strong Healthcare Expertise

New York, NY -- Medix  Resources,  Inc.  [AMEX:  MXR] today  announced that at a board meeting held on September 24, 2002, Patrick Jeffries,  49, was selected by its Board of Directors to serve as the Company's new Chairman of the Board.  Mr.
Jeffries  succeeds John T. Lane, who will continue on the Board.  Medix provides
Internet-based  healthcare  communication,  data  integration,  and  transaction processing software through its Cymedix(R) product line.

Stated Mr. Lane,  "In my role as Chairman,  I have enjoyed  working with Patrick
Jeffries during his tenure as a Medix Board member over the last year. I believe
Patrick's extensive investment and consulting background, varied line management exposures, and detailed healthcare expertise make him an ideal Chairman. He will be a strong complement to Darryl Cohen, Medix's newly-appointed CEO."

Mr.  Jeffries said,  "During the past year I have been very impressed by Medix's people  and  potential.  In  addition,  John  Lane has been our  guide  during a difficult time and positioned the Company for success. My schedule now allows me to take an even more active role. Medix's  technologies are poised to be a major catalyst in the  evolution of  healthcare.  Emerging  technologies  will improve care, reduce unneeded costs, and increase  productivity.  As the new Chairman of
Medix,  I look  forward to  working  with  Medix's  management  in  shaping  and executing  Medix's  response  to the  wealth of  opportunities  in the  changing healthcare environment."

In 1997,  Mr.  Jeffries  founded  Healthcare  Technology  Partners  ("HTP"),  an investment and corporate advisory firm for healthcare and technology  companies.
Prior to this,  Mr.  Jeffries  was CEO and  Chairman of  OpTxCorporation,  an IT
services and software provider for cancer  treatment.  During his tenure, he led the  transition  from  late  stage  development  to  commercial  scale  of  this profitable disease management company, which served more than 300 physicians and
50,000  patients  in the U.S.  and  Canada.  Mr.  Jeffries  was  Executive  Vice
President of Salick Health Care, Inc. and began his career in consultancy, first with  Deloitte-Touche  and  later as a Health  Care/IT  Partner  of  McKinsey  &
Company,  Inc.  serving  start-ups  and Fortune 100  companies in  acquisitions, divestitures, organizational change, operations, and IT.

Medix  Resources,   Inc.,  through  its  wholly-owned  subsidiary  Cymedix  Lynx
Corporation,   is  the  developer  and  provider  of  the   Cymedix(R)suite   of
fully-secure, Internet-based transaction software products. The Cymedix(R) suite of products enables  communication of high  value-added  healthcare  information among physician offices, hospitals, health management organizations,  and health insurance  companies.  Additional  information  about Medix  Resources,  and its products and services, can be found at its Web sites: WWW.MEDIXRESOURCES.COM and
WWW.CYMEDIX.COM, or by calling 800/326-8773.

                                      # # #

Information  in this press  release  contains  forward-looking  statements  that involve risks and  uncertainties  that might adversely affect Medix's  operating results  in the  future to a  material  degree.  Such  risks  and  uncertainties include,  without  limitation,  the ability of Medix to raise capital to finance the development of its Internet services and related software, the effectiveness and the  marketability of those services,  the ability of the Company to protect its proprietary  information,  and the  establishment of an efficient  corporate
operating   structure  as  the  Company   grows.   These  and  other  risks  and
uncertainties  are  presented in detail in the  Company's  Form 10-K/A for 2001, which was filed with the Securities and Exchange  Commission on May 24, 2002 and
the Company's  10-Qs for the First and Second Quarter of 2002,  which were filed with the  Securities  and  Exchange  Commission  on May 14, and August 19, 2002,
respectfully. This information is available from the SEC or the Company.